EXHIBIT 10.2

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of May 11, 2016 (the “Amendment Effective Date”), by and between ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an Illinois limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”).
Recitals
A.    Seller and Buyer entered into that certain Purchase and Sale Agreement with an Effective Date of April 6, 2016 (the “Agreement”) for the purchase and sale of the Property (as defined in the Agreement) in Gurnee, Lake County, Illinois.
B.    Seller and Buyer desire to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:
1.The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.
2.Capitalized terms used in this Amendment not otherwise defined shall have the meaning given to such terms in the Agreement.
3.Section 3.5 is hereby added to the Agreement as follows:
At Closing, Buyer shall receive a credit against the Purchase Price for capital improvements in an amount equal to Seventy-Five Thousand and 00/100 Dollars ($75,000.00).
4.Section 5.1 of the Agreement is hereby amended by deleting the definition of “Outside Closing Date” and inserting the following in lieu thereof:
“Outside Closing Date” shall mean a date selected by Buyer, but in no event earlier than May 19, 2016 or later than May 31, 2016.
5.Section 6.4 of the Agreement is hereby amended by deleting the definition of “Due Diligence Period” and inserting the following in lieu thereof:
“Due Diligence Period” shall mean the period commencing after the Opening of Escrow through May 13, 2016.

6.Section 8.4 is hereby added to the Agreement as follows:
Section 8.4 Indemnity re Altiera Claim. Notwithstanding but without limiting the provisions of Section 8.1.5 of the Agreement, Seller shall indemnify Buyer and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonably attorneys’ fees and disbursements (“Buyer’s Damages”), that may be suffered or incurred by Buyer arising out of, or in connection with, any claim, amended claim, potential claim, litigation, other adversarial proceeding, settlement, judgment or order relating to or arising out of the incident, facts or events that are the subject of that certain complaint, a copy of which is attached hereto as Exhibit “A” (“Altiera Litigation”). Notwithstanding but without limiting the provisions of Section 8.1.7 of the Agreement, Seller shall not dissolve as a limited liability company formed in the State of Illinois and shall remain existing and in good standing under the laws of the State of Illinois until the Altiera Litigation has been dismissed, settled or finally determined with reasonable certainty and all claims, liabilities and judgments arising out of such dismissal, settlement or other determination have been paid in full. Seller agrees that (a) the time period limitation under Section 8.1.7 of the Agreement (i.e., nine (9) months after the Closing Date) (“Limitation Period”), and (b) any failure by Buyer to give Seller notice of any demand for indemnification regarding the Altiera Litigation pursuant to Section 8.1.7 before expiration of the Limitation Period, shall not, under any circumstances, be construed to limit, in any manner, Seller’s obligations or representations and warranties under or contained in this paragraph. For clarity, the monetary limitation set forth in Section 8.1.7 of the Agreement shall not apply to Buyer’s Damages in connection with the Altiera Litigation. Buyer shall reasonably cooperate with Seller’s efforts in connection with the Altiera Litigation, including allowing access to the Real Property for the purpose of conducting physical inspections reasonably necessary to Seller’s defense, provided that (a) Seller must give Buyer two (2) full Business Days’ prior telephone or written notice of any such physical inspection, (b) prior to performing any physical inspection, Seller must deliver evidence of liability insurance with coverage in an amount not less than $1,000,000.00 combined single limit, for personal injury, including bodily injury and death, and property damage, naming Buyer and Buyer’s property manager (if requested by Buyer) as additional insured parties, (c) Seller agrees to indemnify and hold Buyer harmless and defend Buyer from and against any claims, liabilities, liens, cause of action, expenses, costs, or damages (including reasonable attorneys’ fees and personal injury claims) resulting from entry onto the Real Property by Seller or Seller’s consultants, contractors, employees, representatives, or agents, and (d) Buyer shall incur no cost or expense in connection therewith.
7.This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

8.The Agreement, as amended by this Amendment, constitutes the entire agreement and understanding of the parties hereto with respect to the purchase and sale of the Property, and shall not be modified or amended except by written agreement duly executed by Seller and Buyer.
9.This Amendment may be executed in any number of counterparts, any one of which shall be an original, but all of which together shall be one and the same instrument. Signatures transmitted electronically by facsimile, email or PDF file shall be deemed to be original signatures for purposes of this Amendment.
10.In the event of any conflict between this Amendment and the Agreement with regard to the subject matter hereof, this Amendment shall control. Seller and Buyer do hereby reaffirm and ratify all non-conflicting portions of the Agreement.
11.This Amendment shall be construed in accordance with and governed by the laws of the State in which the Property is located.
[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SELLER:

ASHFORD PROPERTIES LLC,
Series D-Gurnee Partners at Carriage House,
an Illinois limited liability company

By:	/s/ Stephen E. McPartlin
Name:	Stephen E. McPartlin
Title:	Manager

By:	/s/ S. Scott McPartlin
Name:	Stephen E. McPartlin
Title:	Manager

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President

EXHIBIT A

Copy of Altiera Complaint

(See Attached.)

EXHIBIT A

FILED
JUN 17 2015
Keith Brin
CIRCUIT CLERK

STATE OF ILLINOIS
IN THE CIRCUIT COURT OF THE 19TH JUDICIAL CIRCUIT
COUNTY OF LAKE

PATRICIA E. ALTIERA,	)	
	)	MARGARET J. MULLEN
Plaintiff,	)	
	)	
v.	)	No. 15L 451
	)	
ASHFORD PROPERTIES, LLC d/b/a CARRIAGE HOUSE APARTMENTS,	)	
	)	
Defendant.	)	

COMPLAINT

NOW COMES Plaintiff, PATRICIA E. ALTIERA, by and through her attorneys, HUPY & ABRAHAM, and complaining of Defendant, ASHFORD PROPERTIES, LLC, doing business as CARRIAGE HOUSE APARTMENTS, states as follows:

1. That the events complained of took place on or about June 14, 2014 in Lake County, Illinois.

2. At all times mentioned herein, Defendant, ASHFORD PROPERTIES, LLC, doing business as CARRIAGE HOUSE APARTMENTS, was an Illinois corporation.

3. At all times mentioned herein, Defendant, ASHFORD PROPERTIES, LLC, doing business as CARRIAGE HOUSE APARTMENTS, owned and/or operated the property located at 4369 Finch Court, Gurnee, Illinois, 60031, and did supervise and maintain the property through its agents and servants.

4. On June 14, 2014, Plaintiff, PATRICIA E. ALTIERA, was a tenant using the common area laundry facilities on the premises located at 4369 Finch Court, Gurnee, Illinois, 60031.

NOTICE
BY LOCAL RULE 3.12
THIS CASE IS HEREBY SET FOR A SCHEDULING CONFERENCE IN COURTROOM C-304 ON 9/2 2015, AT 9 AM/PM AT 18 NORTH COUNTY STREET, WAUKEGAN, ILLINOIS. FAILURE TO APPEAR MAY RESULT IN THE CASE BEING DISMISSED OR AN ORDER OF DEFAULT BEING ENTERED.

1

5. On June 14, 2014, while exercising due care and caution for her own safety, Plaintiff was proceeding up the stairs leaving the laundry area when she utilized the railing attached to said staircase. As she did so, the railing became loose and caused her to fall backwards.

6. Upon information and belief, said premises and laundry area was intended for use by tenants of Defendant, ASHFORD PROPERTIES, LLC, doing business as CARRIAGE HOUSE APARTMENTS.

7. At all times herein, Defendant, ASHFORD PROPERTIES, LLC, doing business as CARRIAGE HOUSE APARTMENTS, owed Plaintiff a duty to exercise reasonable care for the safety of its tenants other invitees upon its property.

8. In violation of that duty, Defendant, ASHFORD PROPERTIES, LLC, doing business as CARRIAGE HOUSE APARTMENTS, was negligent in one or more of the following ways:

a) Failed to exercise reasonable care for Plaintiff's safety as a tenant and invitee upon the property.

b) Disregarded the presence of the improperly secured railing and allowed said railing to exist in such an unsafe state that imperiled the safety of one lawfully on the premises.

c) Failed to warn tenants and invitees of the potential danger posed by an unsafe and improperly secured railing.

d) Failed to keep the property safely maintained.

e) Allowed the stairway and laundry facilities to remain in a state of disrepair.

2

f) Was otherwise negligent.

9. As a direct and proximate result of the negligent conduct of Defendant, Plaintiff was seriously injured.

10. Plaintiff, PATRICIA E. ALTIERA, suffered injuries to her wrist and other parts of her body. Plaintiff, PATRICIA E. ALTIERA, has endured pain and suffering in the past and will have pain and suffering in the future; she has incurred and will incur medical expenses; and she has suffered emotional distress, all as a result of the injuries received.

11. Plaintiff has also lost work wages as a result of the injuries received.

WHEREFORE, Plaintiff, PATRICIA E. ALTIERA, prays this Honorable Court:

1. That Plaintiff have and recover a judgment against Defendant, ASHFORD PROPERTIES, LLC, doing business as CARRIAGE HOUSE APARTMENTS, in an amount in excess of FIFTY THOUSAND DOLLARS ($50,000.00) for personal injuries.
2. That the costs of this action be taxed against the Defendant.
3. For other and further relief as the Court may deem just and proper.

Respectfully submitted,
PATRICIA E. ALTIERA, Plaintiff

By: ______________________
Brittany L. Van Roo
HUPY AND ABRAHAM
ATTY # 6305118

3

Brittany L. Van Roo
Attorney for Plaintiff
501 North Riverside Drive
Suite 101
Gurnee, Illinois 60031
(847) 625-5500
fax: (847) 625-6318

4